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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): May 2, 2002
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                          COMMISSION FILE NO.: 0-26823

                        ALLIANCE RESOURCE PARTNERS, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                                73-1564280
(STATE OR OTHER JURISDICTION OF                               (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

           1717 SOUTH BOULDER AVENUE, SUITE 600, TULSA, OKLAHOMA 74119
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                 (918) 295-7600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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                  Alliance Resource Partners, L.P. (the "Partnership") is filing this Current Report on Form 8-K, together with the exhibits identified on the attached Exhibit Index, with the Securities and Exchange Commission.

ITEM 1. CHANGE OF CONTROL

                  Included with this filing as Exhibit 99.1 is a press release issued by the Partnership announcing that members of its current management have purchased the remaining interests, that were not already owned, of its managing general partner, Alliance Resource Management GP, LLC (the "MGP") from The Beacon Group Energy Investment Fund, L.P., MPC Partners, L.P., and certain of their affiliates (collectively, the "Beacon Investors"). In a separate transaction, management also acquired the Beacon Investors' interests in Alliance Resource Holdings, Inc. ("Holdings"), the parent company of the Partnership's special general partner, Alliance Resource GP, LLC, which owns 1,232,780 and 6,422,531 of the Partnership's common and subordinated units, respectively. Both transactions closed on May 8, 2002.

                  Since the Partnership's inception in 1999, the Partnership's managing general partner has been jointly controlled by the Beacon Investors, with a 74.1% ownership interest, and management, with the remaining interest of 25.9%. With the completion of the purchase, management now owns 100% of the managing general partner interests. Management's ownership of the interests in the MGP is through two entities, Alliance Management Holdings, LLC, which holds the 25.9% interest in the MGP, and AMH-II, LLC, a newly formed Delaware entity ("AMH-II"), that acquired the 74.1% interest in the MGP from the Beacon Investors for $4.8 million. Management funded the purchase price for the MGP interest through AMH-II without utilizing any of the Partnership's assets or debt capacity.

                  AMH-II relied upon three sources for the purchase price of the MGP interest. First, thirteen management members contributed $0.5 million to AMH-II as capital for their interests in AMH-II. The thirteen management members obtained a non-recourse loan from Holdings in the amount of their contributions to AMH-II by pledging to Holdings, as security for the loan, all of their interests in AMH. The loan carries an annualized interest rate of 5%. Second, Holdings loaned AMH-II $2.9 million on an unsecured basis and received back from AMH-II a demand promissory note in the loan amount with an annualized interest rate of 5%. Third, AMH-II received a cash distribution from the MGP upon the closing of the transaction in the amount of $1.4 million. The source of cash for that distribution was quarterly payments by the Partnership on the MGP's 2.0% beneficial interest in the Partnership, and quarterly payments on 164,000 common units of the Partnership that were purchased by the MGP on NASDAQ-NMS pursuant to a previously announced unit repurchase program.

                  Management acquired the Beacon Investors interests in Holdings through a reorganization by which the Beacon Investors and three individuals (collectively, "Sellers") received a combination of cash and promissory notes (the "Exchange Notes") in exchange for their shares of Holdings. Included in this filing as Exhibit 99.3 is a form of the Exchange Notes. The aggregate value of the consideration they received was $103.3 million, consisting of $46.7 million in cash and $56.7 million in Exchange Notes. Management, in turn, exchanged its shares


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in Holdings for shares in a newly formed Delaware corporation, ARH II, Inc.
("ARH-II"), that now owns all of the outstanding capital stock of Holdings.

                  ARH-II funded the acquisition of the Beacon Investors stock through cash on hand from Holdings and expects to payoff the Exchange Notes from cash generated from operations of Holdings and from quarterly distributions to be paid by the Partnership on the common and subordinated units held by Alliance Resource GP, LLC. The Exchange Notes require two installment payments, the first in the aggregate amount of $30.9 million due on March 1, 2004, and the second in the aggregate amount of $25.8 million due on March 1, 2005, subject to certain acceleration provisions based upon cash availability to Holdings on March 1, 2003 and March 1, 2004. The Exchange Notes carry an annualized interest rate of 10% on the outstanding principal balance. Again, management was able to fund the acquisition of the Beacon Investors shares in Holdings without utilizing any of the Partnership's assets or debt capacity.

                  The payment obligations on the Exchange Notes are secured under a Security and Pledge Agreement (the "Security Agreement"), included in this filing as Exhibit 99.2, by pledge to the Sellers of (i) all of the outstanding capital stock of Holdings, (ii) all of the outstanding capital stock of ARH-II, (iii) all of the outstanding equity interests in AMH-II, and (iv) the 74.1% interest in the MGP held by AMH-II. So long as the obligations on the Exchange Notes remain outstanding the Beacon Investors are permitted to designate three members to the Board of Directors of the MGP out of a total of seven directors. Their current directors are Preston R. (Jeff) Miller, John MacWilliams and John P. Neafsey. If a "Material Event" occurs (as defined in the Security Agreement) the Beacon Investors may designate up to five members of the MGP Board and thus assume control of the Partnership's business and affairs until the Exchange Notes are either fully paid, or the Material Event has ceased to exist.

                  Under the Security Agreement, the Beacon Investors are entitled to foreclose on all of the interests in the MGP held by AMH-II if an "Event of Default" occurs as defined in the Security Agreement, and thus take control of the Partnership's business and affairs An "Event of Default" includes
(i) failure to pay the Exchange Notes when due, (ii) failure to pay other obligations that may arise to Sellers under the Exchange Agreement, (iii) failure of AMH-II, ARH-II, Holdings or Alliance Resource GP, LLC (the special general partner of the Partnership) generally to not pay their debts when due, to be subject to a bankruptcy proceeding that is not dismissed within sixty days, or to make a general assignment for the benefit of creditors, (iv) a default occurs under the Company's senior credit agreement or senior notes and the amounts borrowed thereunder are accelerated and declared due and owing or, or (v) a change in control of ARH-II, Holdings or the special general partners occurs, or if there is any transfer or sale of equity securities of ARH-II, Holdings or the special general partner following which Mr. Joseph W. Craft III ("Craft") no longer is serving as Chairman of the Board, President and CEO of ARH-II, Holdings or the special general partner. If the Beacon Investors determine to foreclose on the interests in the MGP, they are required under the terms of the Agreement to foreclose on and take title to all of the equity of AMH-II, ARH-II and Holdings.

                  As a result of the acquisition of the Beacon Investors' interest in the MGP, Craft is the beneficial owner of 50.6% of the outstanding equity interests in the MGP, and subject to the contractual obligations to elect at least three designees of the Beacon Investors to the Board


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of Directors of the MGP as provided in the Security Agreement, as discussed above, Craft has the power to elect all of the members of the Board of the MGP and to control the business and affairs of the MGP and the Company. Craft also holds 57.27% of the outstanding equity of ARH-II, and controls the business and affairs of ARH-II, Holdings and the special general partner. His combined beneficial ownership of the outstanding equity interests in the Partnership is 29.9%.

ITEM 5. OTHER INFORMATION

         The Board of Directors of Alliance Resource Management GP, LLC (the "MGP"), the managing general partner of the Partnership, elected Cary P. Marshall as Vice President - Corporate Finance and Treasurer of the MGP at a telephonic meeting of the Board of Directors held on May 2, 2002. Michael L. Greenwood has separated from service as Senior Vice President and Chief Financial Officer of the MGP effective as of May 17, 2002. The MGP intends to engage an executive search firm to identify potential candidates to serve as the Partnership's Chief Financial Officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

            *99.1.    Press release dated May 9, 2002.

            *99.2 Security and Pledge Agreement dated as of May 8, 2002 by and among AMH-II, the MGP, ARH-II, Holdings, the Management Investors as identified therein, The Beacon Group Energy Investment Fund, L.P., MPC Partners, LP and three individuals as "Sellers" identified therein, and JPMorgan Chase Bank as collateral agent.

            *99.3 Form of Promissory Note made by Holdings dated as of May 8, 2002.

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            * Filed herewith.

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



       Alliance Resource Partners, L.P.



By:    /s/ Joseph W. Craft III
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Name:  Joseph W. Craft III
Title: President and Chief Executive Officer


Date: May 9, 2002


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                                  EXHIBIT INDEX

*    99.1.    Press release dated May 9, 2002.

*    99.2     Security and Pledge Agreement dated as of May 8, 2002 by and among
              AMH-II, the MGP, ARH-II, Holdings, the Management Investors as identified therein, The Beacon Group Energy Investment Fund, L.P.,
              MPC Partners, LP and three individuals as "Sellers" identified therein, and JPMorgan Chase Bank as collateral agent.

*    99.3     Form of Promissory Note made by Holdings dated as of May 8, 2002.


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*        Filed herewith.